Exhibit N
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the inclusion of our report dated October 7, 2009 on the September 23, 2009 financial statement of the Global Real Estate Investments Fund, in the Pre-Effective Amendment Number 1 to the Registration Statement (Form N-1A, No. 333-160919), filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Cincinnati, Ohio
October 9, 2009